UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

SUPA CONSOLIDATED INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

530 Technology Drive, Suite 100, Irvine, CA 92618

(Address of principal executive offices, including zip code)

(844)-787-2720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 7, 2026, the Board of Directors (the “Board”) of SUPA Consolidated Inc. (the “Company”) approved the dismissal of Lao Professionals (“Lao”) as the Company’s independent registered public accounting firm, effective October 7, 2026. The Company does not have an audit committee; the Board performs the functions of an audit committee and approved the decision. The Board’s decision followed discussions with Lao, in which Lao advised the Company that it is transitioning its audit clients whose principal executive offices are located in California to independent registered public accounting firms based in the United States. The Board determined that engaging a U.S.-based firm with direct access to the Company’s management, accounting records and operations is in the best interests of the Company and its stockholders.

Lao audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025, and 2024. Lao’s report on those financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period from January 1, 2026 through October 7, 2026 (the date of dismissal), (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Lao on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Lao’s satisfaction, would have caused Lao to make reference to the subject matter of the disagreements in connection with its report; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described below.

As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2025 due to material weaknesses relating to a lack of segregation of duties, inadequate governance and oversight, and insufficient internal control documentation. The Board discussed these material weaknesses with Lao, and the Company has authorized Lao to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of these material weaknesses.

The Company provided Lao with a copy of the foregoing disclosures and requested that Lao furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Lao’s letter, dated October 12, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 7, 2026, the Board approved the engagement of Simon & Edward, LLP (“S&E”), a PCAOB-registered public accounting firm (PCAOB ID 2485) located in Rowland Heights, California, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026, and to review the Company’s interim consolidated financial statements for the quarter ending September 30, 2026.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through October 7, 2026, neither the Company nor anyone acting on its behalf consulted with S&E regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that S&E concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Lao Professionals to the Securities and Exchange Commission, dated October 13, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPA CONSOLIDATED INC.

Date: October 13, 2026	By:	/s/ Anna Goldenberg
Anna Goldenberg
President and CEO

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